Exhibit 99.1

May 2, 2024

RAVE Restaurant Group, Inc. Reports Third Quarter Results

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ: RAVE) today reported financial results for the third quarter of fiscal 2024 ended March 24, 2024.

Third Quarter Highlights:

•	The Company recorded net income of $0.7 million for the third quarter of fiscal 2024 compared to net income of $0.3 million for the same period of the prior year.

•	Income before taxes increased 95.2% to $0.9 million for the third quarter of fiscal 2024 compared to the same period of the prior year.

•	Total revenue remained stable at $3.0 million for the third quarter of fiscal 2024 compared to the same period of the prior year.

•	Adjusted EBITDA increased by $0.2 million to $0.8 million for the third quarter of fiscal 2024 compared to the same period of the prior year.

•	On a fully diluted basis, net income increased by $0.02 to $0.04 per share for the third quarter of fiscal 2024 compared to the same period of the prior year.

•
Pizza Inn domestic comparable store retail sales decreased slightly by 1.9% in the third quarter of fiscal 2024 compared to the same period of the prior year. In the prior year third quarter, comparable store sales were up 15.6% from the third quarter of 2022.

•
Pie Five domestic comparable store retail sales decreased 6.4% in the third quarter of fiscal 2024 compared to the same period of the prior year. In the prior year third quarter, comparable store sales were up 8.4% from the third quarter of 2022.

•	Cash and cash equivalents were $6.3 million on March 24, 2024.

•	Pizza Inn domestic unit count finished at 104.

•	Pizza Inn international unit count finished at 21.

•	Pie Five domestic unit count finished at 23.

“Following a strong first half of the year, we’ve hit our 16th consecutive quarter of profitability with steady same-store sales at both Pizza Inn and Pie Five in Q3,” said Brandon Solano, Chief Executive Officer of RAVE Restaurant Group, Inc. "This fiscal quarter, we restructured our executive team with some of the industry’s most well-respected and results-driving talent, further elevating the caliber of our overall team, while at the same time realizing significant savings in employee-related expenses.”

“We are proud of our Q3 performance over the past three years. Over the past two years, same-store sales have increased by 13.7% at Pizza Inn and by 1.7% at Pie Five, and in the last three years, Q3 same-store sales grew 36.5% and 23.1% at Pizza Inn and Pie Five respectively. We are pleased to report growth in RAVE’s total overall Q3 sales, profit and net income as compared to the same period last year," Solano continued. “Through the first three quarters of the current fiscal year, we have matched the $1.6 million in net income that the company delivered in all four quarters combined in the prior fiscal year. This is a testament to the dedication of our team and the effectiveness of our financial strategies, positioning us for sustained growth and shareholder value."

On reimaging, Solano noted, “We are steadfast in our commitment to continue expanding our reimaging and marketing programs. As of the end of quarter three, we have 12 Pizza Inn restaurants set to begin the reimage process, in addition to the five sites that are already in progress or completed. This program embodies our determination to invest in our long-term success, as we expect to see double-digit same-store sales increases once completed.”

Newly hired Chief Financial Officer, Jay Rooney added, “I am very excited and feel fortunate to join the incredible RAVE team at this time when we are focused on right-sizing expenses to grow the bottom line. To generate over $1.0 million in operating cash this quarter was truly impressive. Equally exciting is the company’s commitment to revitalizing and growing sales through reimaging existing restaurants and opening new franchised restaurants. The middle of the P&L is solid and the top line has tremendous growth potential.”

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.

The Company considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes.

“EBITDA” represents earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, severance, gain/loss on sale of assets, costs related to impairment and other lease charges, franchise default and closed store revenue/expense, and closed and non-operating store costs. A reconciliation of these non-GAAP financial measures to net income is included with the accompanying financial statements.

Note Regarding Forward Looking Statements

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, the effectiveness of our cost cutting measures, the timing to complete as well as the continued returns on our reimaging initiatives, the strength of our development pipeline, as well as future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

About RAVE Restaurant Group, Inc.
Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] has inspired restaurant innovation and countless customer smiles with its trailblazing pizza concepts. The Company franchises, licenses and supplies Pie Five and Pizza Inn restaurants operating domestically and internationally. The Pizza Inn experience is unlike your typical buffet. Since 1958, Pizza Inn's house-made dough, house-shredded 100% whole milk mozzarella cheese, fresh ingredients and house-made signature sauce combined with friendly service solidified the brand to become America's favorite hometown pizza place. This, in addition to its small-town vibe, are the hallmarks of Pizza Inn restaurants. In 2011, RAVE introduced Pie Five Pizza, pioneering a fast-casual pizza brand that transformed the classic pizzeria into a concept offering personalization, sophisticated ingredients and speed. Pie Five's craft pizzas are baked fresh daily and feature house-made ingredients, creative recipes and craveable crust creations. For more information, visit www.raverg.com, and follow on Instagram @pizzainn and @piefivepizza.

Contact:
Investor Relations
RAVE Restaurant Group, Inc.
469-384-5000

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 24, 2024	March 26, 2023	March 24, 2024	March 26, 2023
REVENUES	$2,962	$2,970	$8,795	$8,841

COSTS AND EXPENSES
General and administrative expenses	1,272	1,486	3,932	4,282
Franchise expenses	812	964	2,828	3,033
Impairment of long-lived assets and other lease charges	—	—	—	5
Provision for credit losses	11	28	46	37
Interest (income) expense	(45)	—	(93)	1
Depreciation and amortization expense	58	54	170	158
Total costs and expenses	2,108	2,532	6,883	7,516

INCOME BEFORE TAXES	854	438	1,912	1,325
Income tax expense	(200)	(115)	(319)	(347)
NET INCOME	$654	$323	$1,593	$978

INCOME PER SHARE OF COMMON STOCK - BASIC	$0.04	$0.02	$0.11	$0.06

INCOME PER SHARE OF COMMON STOCK - DILUTED	$0.04	$0.02	$0.11	$0.06

Weighted average common shares outstanding - basic	14,587	14,154	14,395	15,712

Weighted average common shares outstanding - diluted	14,737	14,154	14,546	15,712

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	March 24, 2024	June 25, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,318	$5,328
Accounts receivable, less allowance for credit losses of $33 and $58, respectively	1,338	1,145
Notes receivable, current	65	105
Assets held for sale	35	19
Deferred contract charges, current	27	33
Prepaid expenses and other current assets	431	204
Total current assets	8,214	6,834

LONG-TERM ASSETS
Property and equipment, net	202	258
Operating lease right of use assets, net	913	1,227
Intangible assets definite-lived, net	273	328
Notes receivable, net of current portion	53	28
Deferred tax asset, net	5,095	5,342
Deferred contract charges, net of current portion	206	220
Total assets	$14,956	$14,237

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$652	$502
Accrued expenses	674	891
Operating lease liabilities, current	421	463
Deferred revenues, current	192	342
Total current liabilities	1,939	2,198

LONG-TERM LIABILITIES
Operating lease liabilities, net of current portion	644	958
Deferred revenues, net of current portion	573	690
Total liabilities	3,156	3,846

COMMITMENTS AND CONTINGENCIES (SEE NOTE C)

SHAREHOLDERS’ EQUITY
Common stock, $0.01 par value; authorized 26,000,000 shares; issued 25,522,171 and 25,090,058 shares, respectively; outstanding 14,586,566 and 14,154,453 shares, respectively	255	251
Additional paid-in capital	37,541	37,729
Retained earnings	4,032	2,439
Treasury stock, at cost
Shares in treasury: 10,935,605 and 10,935,605 respectively	(30,028)	(30,028)
Total shareholders' equity	11,800	10,391

Total liabilities and shareholders' equity	$14,956	$14,237

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	March 24, 2024	March 26, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,593	$978
Adjustments to reconcile net income to cash provided by operating activities:
Impairment of long-lived assets and other lease charges	—	5
Stock-based compensation expense	127	259
Depreciation and amortization	107	105
Amortization of operating right of use assets	314	327
Amortization of intangible assets definite-lived	63	53
Provision for credit losses	46	37
Deferred income tax	247	272
Changes in operating assets and liabilities:
Accounts receivable	(239)	452
Notes receivable	(30)	22
Deferred contract charges	20	12
Prepaid expenses and other current assets	(227)	(35)
Accounts payable - trade	150	(204)
Accrued expenses	(217)	(415)
Operating lease liabilities	(356)	(364)
Deferred revenues	(267)	(271)
Cash provided by operating activities	1,331	1,233

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments received on notes receivable	45	90
Proceeds from sale of assets	1	5
Purchase of intangible assets definite-lived	(8)	(123)
Purchase of property and equipment	(68)	(52)
Cash used in investing activities	(30)	(80)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	—	(4,979)
Taxes paid on issuance of restricted stock units	(311)	—
Payments on short term loan	—	(30)
Cash used in financing activities	(311)	(5,009)

Net increase (decrease) in cash and cash equivalents	990	(3,856)
Cash and cash equivalents, beginning of period	5,328	7,723
Cash and cash equivalents, end of period	$6,318	$3,867
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH (REFUNDED) PAID FOR:
Income taxes	$(4)	$90

RAVE RESTAURANT GROUP, INC.
ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 24, 2024	March 26, 2023	March 24, 2024	March 26, 2023
Net income	$654	$323	$1,593	$978
Interest (income) expense	(45)	—	(93)	1
Income taxes	200	115	319	347
Depreciation and amortization	58	54	170	158
EBITDA	$867	$492	$1,989	$1,484
Stock-based compensation expense	45	86	127	259
Impairment of long-lived assets and other lease charges	—	—	—	5
Franchisee default and closed store revenue	(70)	(10)	(152)	(23)
Adjusted EBITDA	$842	$568	$1,964	$1,725